Exhibit 99.1

B. Riley Financial Reports Fourth Quarter and Full Year 2017 Financial Results

•	Revenue of $110.2 Million in Q4 and $322.2 Million for 2017
•	Adjusted EBITDA of $21.4 Million in Q4 and $69.8 Million for 2017
•	Capital Markets Revenue Up 33% over Q3 2017
•	Valuation and Appraisal Segment Record Revenues of $33.3 Million for 2017
•	Declares Special Dividend of $0.08 Per Share, in addition to Regular Dividend of $0.08 Per Share

LOS ANGELES, March 7, 2018 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified provider of financial and business advisory services, has reported results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Highlights

•	Revenues totaled $110.2 million, up from $92.4 million in third quarter of 2017
•	Adjusted EBITDA totaled $21.4 million
•	Adjusted net income totaled $11.6 million or $0.44 per diluted share
•	Net loss of $6.1 million or $0.23 per diluted share (includes additional one-time tax expense of $13.1 million or $0.50 per diluted share in form of non-cash charges related to impact of U.S. Tax Cuts and Jobs Act)

Full Year 2017 Highlights

•	Revenues totaled $322.2 million, up from $190.4 million in 2016
•	Adjusted EBITDA totaled $69.8 million
•	Adjusted net income totaled $38.5 million or $1.59 per diluted share
•	Net income totaled $11.6 million or $0.48 per diluted share

"2017 was a milestone year for our company with our acquisitions of FBR & Co. and Wunderlich Securities in June and July of last year. The fourth quarter marked the first time we introduced our combined brokerage division under the name of B. Riley FBR, Inc. In the first two quarters together, we’ve begun to realize the benefits of our larger, but leaner platform. Since merging the companies in the third quarter of 2017, B. Riley FBR has contributed to a 33% increase in revenues in the fourth quarter compared to the third quarter for our Capital Markets segment,” said Bryant Riley, Chairman and CEO, B. Riley Financial. “We are excited by the overall momentum our combined Capital Markets business has created, namely through an enhanced equity research offering and a substantive increase in deal flow. Our ability to use our strong balance sheet to facilitate transactions has also had a meaningful effect, and we believe this is a key differentiator for both our clients and companies under coverage. Looking ahead, our focus on growing our current talent base, both from within and with strategic hires, will help us continue to build on this momentum as we look to expand on the breadth and depth of capabilities we offer our clients.”

“2017 also represented another strong year for our Valuations and Appraisals business with record revenues of $33.3 million driven by an increase in the volume of appraisal engagements. Our Appraisals business continues to be one of our most consistent segments in terms of performance, and we’re pleased to see this continued steady growth,” added Riley. “Results in our Auction and Liquidations segment were less favorable in comparison to the fourth quarter of 2016 in which we completed two large retail liquidation engagements. Despite that, our outlook for this business remains strong. Finally, we continue to be excited about our Principal Investments platform and the performance of United Online, which continues to generate significant income for us. We look forward to completing the acquisition of magicJack over the next several months, which should further increase the income contributions to our Principal Investments platform.”

Fourth Quarter 2017 Financial Summary

The increase in fourth quarter revenues to $110.2 million from the $93.2 million in the fourth quarter of 2016 was primarily driven by the completed acquisitions of FBR & Co. and Wunderlich Securities in June and July of 2017, respectively.

•	Capital Markets Segment: Revenues for the fourth quarter 2017 totaled $84.4 million compared to $16.5 million in reported revenue from the same year-ago period. The $67.9 million increase in year-over-year revenues was primarily driven by the acquisitions of FBR and Wunderlich Securities. On a sequential basis, results demonstrate a 33% increase in revenues from the $63.7 million recorded for the third quarter of 2017, the first full quarter in which results from FBR and Wunderlich were included. Segment income generated $14.3 million for the quarter compared with $6.2 million in the same year-ago period.
•	Auction and Liquidation Segment: Fourth quarter revenues totaled $4.2 million compared to $51.9 million in the same year-ago period. The decrease in fourth quarter revenues was primarily due to a $28.3 million decline in services and fees and a $19.3 million decrease in the sale of goods. Segment income totaled $0.1 million for the quarter, compared to $24.2 million in the same year-ago period. Reported revenues for this segment are expected to vary substantially from quarter-to-quarter and year-to-year.
•	Valuation and Appraisal Segment: Fourth quarter revenues totaled $8.5 million compared to $8.9 million in the same year-ago period. The decrease of $0.4 million was primarily due to a decline in fee-based revenues related to appraisal engagement. Segment income for the quarter totaled $2.5 million compared with $2.8 million in the same year-ago period.
•	Principal Investments - United Online Segment: Fourth quarter revenues, which are primarily from services and fees for internet access and related subscription services, totaled $13.0 million compared to $15.9 million in the same year-ago period. Segment income for the quarter was $5.3 million, down from $5.8 million in the same year-ago period.

The company recorded a net loss of $6.1 million or $0.23 per diluted share for the fourth quarter of 2017, due to an additional one-time tax expense of $13.1 million or $0.50 per diluted share in the form of a non-cash charge relating to the impact of U.S. Tax Cuts and Jobs Act that was enacted on December 22, 2017. This compares to $12.4 million or $0.64 per diluted share recorded in the same year-ago period.

Adjusted net income (excluding the impact of share-based payments, fair value adjustments, amortization of intangible assets, restructuring costs, insurance settlement recovery, transaction costs, tax impact of aforementioned adjustments, and certain tax items) totaled $11.6 million or $0.44 per diluted share for the fourth quarter of 2017. This compares to $14.8 million or $0.76 per diluted share in the same year-ago period. (See note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP term.)

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, transaction and restructuring expenses, insurance settlement recoveries, fair value adjustments, and share-based compensation) for the fourth quarter of 2017 totaled $21.4 million. This compares to $25.1 million in the same year-ago period. (See note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP term.)

As of December 31, 2017, B. Riley Financial had $132.8 million in unrestricted cash, $19.7 million of restricted cash, $31.5 million due from clearing brokers, $117.1 million of net securities and other investments owned, and $205.9 million of debt. Total B. Riley Financial stockholders’ equity at December 31, 2017 was $266.0 million.

Full Year 2017 Financial Summary

Revenue for the full year 2017 totaled $322.2 million, up from $190.4 million for the same year-ago period.

•	Capital Markets Segment: Revenues totaled $189.7 million compared to $39.3 million in 2016. The significant increase is attributed to the additional revenues driven by the acquisitions of FBR & Co. and Wunderlich Securities in 2017. Segment income for the year totaled $15.9 million, compared with $6.1 million in 2016.
•	Auction and Liquidation Segment: Revenues totaled $47.4 million compared to $87.7 million in 2016, due to a decline in services, fees and the sale of goods for the year. Segment income totaled $11.2 million for the year compared to $41.1 million in 2016.
•	Valuation and Appraisal Segment: Despite a slight decrease for the quarter, 2017 was a record year for this segment with annual revenue totaling $33.3 million compared to $31.7 million in 2016. The uptick in this segment was driven primarily by an increase in the volume of appraisal engagements conducted for the year. Segment income totaled $9.7 million for the year compared to $8.9 million in 2016.
•	Principal Investments - United Online Segment: Revenues totaled $51.7 million for the year compared to $31.5 million in 2016. Segment income totaled $19.5 million for 2017 compared to $9.2 million in 2016. The significant increases in segment revenues and income are reflective of 2017 being the first full year with United Online under B. Riley Financial since its acquisition on July 1, 2016.

Net income for the full year 2017 totaled $11.6 million or $0.48 per diluted share, compared to $21.5 million or $1.17 per diluted share in the same year-ago period.

Adjusted net income for the full year 2017 increased to $38.5 million or $1.59 per diluted share from $27.7 million or $1.51 per diluted share for the full year 2016. (See note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP term.)

Adjusted EBITDA for the full year 2017 increased to $69.8 million, compared to $48.9 million for the full year 2016. (See note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP term.)

Declaration of Dividend

On March 7, 2018, B. Riley Financial’s board of directors approved a regular quarterly dividend of $0.08 per share and a special dividend of $0.08, which will be paid on or about April 3, 2018 to stockholders of record as of March 20, 2018.

Conference Call

B. Riley Financial will host a conference call today March 7, 2018 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). The company's Chairman and CEO, Bryant Riley, President, Tom Kelleher, and CFO and COO, Phillip Ahn, will host the conference call, followed by a question and answer period.

Please call the conference telephone number 10 minutes prior to the start time and an operator will register your name and organization.

Date:	Wednesday, March 7, 2018
Time:	4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-Free:	1-877-451-6152
International:	1-201-389-0879

The conference call will be broadcast simultaneously and available for replay via the investor section of the company's website. A replay of the call will be available after 7:30 p.m. Eastern time on the same day through March 14, 2018.

Replay Dial-In Numbers:

Toll-Free:	1-844-512-2921
International:	1-412-317-6671
Replay Pin:	13677233

About B. Riley Financial

Through its subsidiaries, B. Riley Financial, Inc. provides collaborative financial services and solutions to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The company operates through several wholly-owned subsidiaries, including B. Riley FBR, Inc., Wunderlich Securities, Inc., Great American Group, LLC, B. Riley Capital Management, LLC (which includes B. Riley Asset Management, B. Riley Wealth Management, and Great American Capital Partners, LLC) and B. Riley Principal Investments, a group that makes proprietary investments in other businesses, such as the acquisition of United Online, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as "will", "predict", "continue", "forecast", "expect", "believe", "anticipate", "outlook", "could", "target", "project", "intend", "plan", "seek", "estimate", "should", "may" and "assume", as well as variations of such words and similar expressions referring to the future, and may include (without limitation) express or implied statements regarding future financial performance, the effects of our business model, the effects and anticipated benefits of our completed acquisitions of United Online, Inc., FBR & Co., and Wunderlich Securities, Inc., our pending acquisitions and related actions, expectations regarding future transactions and the financial impact, size and consistency of returns and timing thereof, as well as statements regarding the effect of investments in our business segments. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) risks associated with large engagements in our auction and liquidation segment; our ability to achieve expected cost savings or other benefits with respect to our pending and completed acquisitions, in each case within expected time frames or at all; our ability to consummate anticipated transactions and the expected financial impact thereof, in each case within the expected timeframes or at all; our ability to successfully integrate recent acquisitions; loss of key personnel; our ability to manage growth; the potential loss of financial institution clients; changing economic and market conditions; the timing of completion of significant engagements and those risks described from time to time in B. Riley Financial, Inc.'s filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2017. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted net income and adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the company's available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, transaction expenses, restructuring costs, insurance dispute recoveries and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings “Adjusted Net Income Reconciliation” and "Adjusted EBITDA Reconciliation."

# # #

Investor Contact

Investor Relations

B. Riley Financial, Inc.

ir@brileyfin.com

(310) 966-1444

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	December 31,	December 31,
	2017	2016
	(Unaudited)
Assets
Assets
Cash and cash equivalents	$132,823	$112,105
Restricted cash	19,711	3,294
Due from clearing brokers	31,479	—
Securities and other investments owned, at fair value	145,360	16,579
Securities borrowed	807,089	—
Accounts receivable, net	20,015	18,989
Due from related parties	5,689	3,009
Advances against customer contracts	5,208	427
Prepaid expenses and other assets	22,605	5,742
Property and equipment, net	11,977	5,785
Goodwill	98,771	48,903
Other intangible assets, net	56,948	41,166
Deferred income taxes	29,229	8,619
Total assets	$1,386,904	$264,618
Liabilities and Equity
Liabilities
Accounts payable	$2,650	$2,703
Accrued expenses and other liabilities	71,685	53,168
Deferred revenue	3,141	4,130
Due to partners	1,578	10,037
Securities sold not yet purchased	28,291	846
Securities loaned	803,371	—
Mandatorily redeemable noncontrolling interests	4,478	4,019
Acquisition consideration payable	—	10,381
Notes payable	2,243	—
Senior notes payable	203,621	27,700
Contingent consideration	—	1,242
Total liabilities	1,121,058	114,226

Commitments and contingencies
B. Riley Financial, Inc. stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 40,000,000 shares authorized; 26,569,462 and 19,140,342 issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	2	2
Additional paid-in capital	259,980	141,170
Retained earnings	6,582	9,887
Accumulated other comprehensive loss	(534)	(1,712)
Total B. Riley Financial, Inc. stockholders’ equity	266,030	149,347
Noncontrolling interests	(184)	1,045
Total equity	265,846	150,392
Total liabilities and equity	$1,386,904	$264,618

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Services and fees	$102,178	$73,730	$304,841	$164,235
Interest income - Securities lending	7,913	—	17,028	—
Sale of goods	86	19,448	307	26,116
Total revenues	110,177	93,178	322,176	190,351
Operating expenses:
Direct cost of services	9,277	15,773	55,501	40,857
Cost of goods sold	85	12,362	398	14,755
Selling, general and administrative expenses	80,172	33,283	213,008	82,127
Restructuring charge	890	302	12,374	3,887
Interest expense - Securities lending	5,536	—	12,051	—
Total operating expenses	95,960	61,720	293,332	141,626
Operating income	14,217	31,458	28,844	48,725
Other income (expense):
Interest income	62	286	420	318
Loss from equity investment	(280)	—	(437)	—
Interest expense	(3,187)	(598)	(8,382)	(1,996)
Income before income taxes	10,812	31,146	20,445	47,047
Provision for income taxes	(16,263)	(8,137)	(8,510)	(14,321)
Net (loss) income	(5,451)	23,009	11,935	32,726
Net income attributable to noncontrolling interests	662	10,569	379	11,200
Net (loss) income attributable to B. Riley Financial, Inc.	$(6,113)	$12,440	$11,556	$21,526

Basic (loss) income per share	$(0.23)	$0.65	$0.50	$1.19
Diluted (loss) income per share	$(0.23)	$0.64	$0.48	$1.17

Cash dividends per share	$0.12	$0.25	$0.67	$0.28

Weighted average basic shares outstanding	26,150,502	19,004,548	23,181,388	18,106,621
Weighted average diluted shares outstanding	26,150,502	19,511,292	24,290,904	18,391,852

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year ended December 31,
	2017	2016
	(Unaudited)
Cash flows from operating activities:
Net income	$11,935	$32,726
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	11,140	4,306
Provision for doubtful accounts	1,066	710
Share-based compensation	10,341	2,768
Recovery of key man life insurance	(6,000)	—
Non-cash interest and other	456	136
Effect of foreign currency on operations	(769)	973
Loss from equity investment	437	—
Deferred income taxes	5,729	3,549
Impairment of leaseholds and other, lease loss accrual and loss on disposal of fixed assets	3,602	—
Income allocated and fair value adjustment for mandatorily redeemable noncontrolling interests	10,799	3,032
Change in operating assets and liabilities:
Due from clearing brokers	3,359	—
Securities and other investments owned	(82,143)	8,964
Securities borrowed	47,595	—
Accounts receivable and advances against customer contracts	1,031	(1,847)
Goods held for sale or auction	213	37
Prepaid expenses and other assets	(1,719)	3,662
Accounts payable, accrued payroll and related expenses, accrued value added tax payable and other accrued expenses	(29,791)	23,330
Amounts due from related parties and partners	(11,826)	(2,766)
Securities sold, not yet purchased	7,678	133
Deferred revenue	(668)	884
Securities loaned	(64,255)	—
Auction and liquidation proceeds payable	—	(317)
Net cash (used in) provided by operating activities	(81,790)	80,280
Cash flows from investing activities:
Acquisition of Wunderlich, net of cash acquired $4,259	(25,478)	—
Cash acquired from acquisition of FBR & Co.	15,738	—
Acquisition of United Online, net of cash acquired $125,542 in 2016	(10,381)	(33,430)
Acquisition of other businesses, net of cash acquired	(2,052)	—
Purchases of property and equipment	(825)	(729)
Proceeds from key man life insurance	6,000	—
Proceeds from sale of property and equipment and intangible asset	836	96
Equity investment	(1,674)	—
Increase in restricted cash	(15,786)	(2,809)
Net cash used in investing activities	(33,622)	(36,872)
Cash flows from financing activities:
Repayment of revolving line of credit	—	(272)
Proceeds from asset based credit facility	65,987	56,255
Repayment of asset based credit facility	(65,987)	(56,255)
Repayment of notes payable	(8,336)	—
Proceeds from participating note payable	—	61,400
Repayment of participating note payable and contingent consideration	(1,250)	(62,650)
Proceeds from issuance of senior notes	179,471	27,664
Payment of debt issuance costs	(4,289)	—
Proceeds from issuance of common stock	—	22,759
Payment of employment taxes on vesting of restricted stock	(3,486)	(1,156)
Dividends paid	(16,755)	(5,334)
Distribution to noncontrolling interests	(11,261)	(2,007)
Net cash provided by financing activities	134,094	40,404
Increase in cash and cash equivalents	18,682	83,812
Effect of foreign currency on cash	2,036	(1,719)
Net increase in cash and cash equivalents	20,718	82,093
Cash and cash equivalents, beginning of year	112,105	30,012
Cash and cash equivalents, end of year	$132,823	$112,105

Supplemental disclosures:
Interest paid	$18,840	$376
Taxes paid	$18,413	$685

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Capital Markets reportable segment:
Revenues - Services and fees	$76,514	$16,536	$172,695	$39,335
Interest income - Securities lending	7,913	—	17,028	—
Total revenues	84,427	16,536	189,723	39,335
Selling, general, and administrative expenses	(62,339)	(10,160)	(150,092)	(32,695)
Restructuring costs	(610)	—	(7,855)	—
Interest expense - Securities lending	(5,536)	—	(12,051)	—
Depreciation and amortization	(1,627)	(143)	(3,794)	(549)
Segment income	14,315	6,233	15,931	6,091
Auction and Liquidation reportable segment:
Revenues - Services and fees	4,197	32,533	47,376	61,891
Revenues - Sale of goods	2	19,350	3	25,855
Total revenues	4,199	51,883	47,379	87,746
Direct cost of services	(2,359)	(7,917)	(27,841)	(17,787)
Cost of goods sold	—	(12,277)	(2)	(14,502)
Selling, general, and administrative expenses	(1,767)	(7,491)	(8,329)	(14,331)
Depreciation and amortization	(6)	(4)	(21)	(26)
Segment income	67	24,194	11,186	41,100
Valuation and Appraisal reportable segment:
Revenues - Services and fees	8,532	8,884	33,331	31,749
Direct cost of services	(3,845)	(3,696)	(14,876)	(13,983)
Selling, general, and administrative expenses	(2,166)	(2,399)	(8,561)	(8,778)
Depreciation and amortization	(51)	(35)	(181)	(107)
Segment income	2,470	2,754	9,713	8,881
Principal Investments - United Online segment:
Revenues - Services and fees	12,935	15,777	51,439	31,260
Revenues - Sale of goods	84	98	304	261
Total revenues	13,019	15,875	51,743	31,521
Direct cost of services	(3,073)	(4,160)	(12,784)	(9,087)
Cost of goods sold	(85)	(85)	(396)	(253)
Selling, general, and administrative expenses	(2,768)	(3,835)	(11,304)	(5,974)
Depreciation and amortization	(1,720)	(1,716)	(7,033)	(3,518)
Restructuring costs	(91)	(287)	(723)	(3,474)
Segment income	5,282	5,792	19,503	9,215
Consolidated operating income from reportable segments	22,134	38,973	56,333	65,287

Corporate and other expenses (including restructuring costs of $3,796 and $413 for the years ended December 31, 2017 and 2016, respectively, and $190 and $15 for the three months ended December 31, 2017 and 2016, respectively)	(7,917)	(7,515)	(27,489)	(16,562)
Interest income	62	286	420	318
Loss from equity investment	(280)	—	(437)	—
Interest expense	(3,187)	(598)	(8,382)	(1,996)
Income before income taxes	10,812	31,146	20,445	47,047
Provision for income taxes	(16,263)	(8,137)	(8,510)	(14,321)
Net (loss) income	(5,451)	23,009	11,935	32,726
Net income attributable to noncontrolling interests	662	10,569	379	11,200
Net (loss) income attributable to B. Riley Financial, Inc.	$(6,113)	$12,440	$11,556	$21,526

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net (loss) income attributable to B. Riley Financial, Inc.	$(6,113)	$12,440	$11,556	$21,526
Adjustments:
Provision for income taxes	16,263	8,137	8,510	14,321
Interest expense	3,187	598	8,382	1,996
Interest income	(62)	(286)	(420)	(318)
Share based payments	2,662	1,736	7,950	3,567
Fair value adjustment	—	—	9,000	—
Depreciation and amortization	3,434	1,925	11,140	4,306
Restructuring costs	890	302	12,374	3,887
Insurance settlement recovery	—	—	(6,000)	(1,618)
Transactions related costs	1,136	279	7,291	1,236

Total EBITDA adjustments	27,510	12,691	58,227	27,377

Adjusted EBITDA	$21,397	$25,131	$69,783	$48,903

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net (loss) income attributable to B. Riley Financial, Inc.	$(6,113)	$12,440	$11,556	$21,526
Adjustments:
Share-based payments	2,662	1,736	7,950	3,567
Fair value adjustments	—	—	9,000	—
Amortization of intangible assets	2,174	1,566	7,422	3,254
Restructuring costs	890	302	12,374	3,887
Insurance settlement recovery	—	—	(6,000)	(1,618)
Transactions related costs	1,136	279	7,291	1,236
Income tax effect of adjusting entries	(2,172)	(1,535)	(15,741)	(4,145)
Tax benefit from tax election to treat acquisition of UOL as a taxable business combination	—	—	(8,389)	—
Tax expense from new tax legislation change - Reduction in Federal rate from 35% to 21%	13,051	—	13,051	—

Adjusted net income attributable to B. Riley Financial, Inc.	$11,628	$14,788	$38,514	$27,707

Adjusted income per common share:
Adjusted basic income per share	$0.44	$0.78	$1.66	$1.53
Adjusted diluted income per share	$0.44	$0.76	$1.59	$1.51

Shares used to calculate adjusted basic net income per share	26,150,502	19,004,548	23,181,388	18,106,621
Shares used to calculate adjusted diluted net income per share	26,150,502	19,511,292	24,290,904	18,391,852